ENGAGEMENT AGREEMENT

BETWEEN

INDO GLOBAL EXCHANGE (S)- INTERNATINAL GLOBAL EXCHANGE (AUST)- PT GRIYA MATAHARI BALI & KINA SECURITIES

REGARDING

PAPUA NEW GUINEA

ISSUED ON:	25TH NOV 2013

PRIVATE AND CONFIDENTIAL

This document contains proprietary information belonging to IGEX. It may be used by the recipient to whom it is addressed only for the purpose of contract decisions and post-award monitoring of service delivery. The copyright in this material remains the property of IGEX and no part of this proposal may be reproduced without the written permission of IGEX

Service User:
Name	KINA SECURITIES LIMITED
Address	2ND Level, Deloitte Tower Douglas Street, Port Moresby, National Capital District Papua New Guinea
Attention	Rick Tan
Service Providing Licensee:
Name	INDO GLOBAL EXCHANGE (S) Pte.Ltd d.b.a. IGEX (“IGEX”)
ABN/Company reg no.
Address	Standard Chartered Building, JL Prof. Dr. Satrio Kav 146, 30th Floor JAKARTA, INDONESIA
Attention	John O’Shea
Service Providing Corporate:	AAuthorized Representative:
Name	INTERNATIONAL GLOBAL EXCHANGE (AUST) PTY LTD
ABN/Company reg no.	59 166 674 454
Address	60 CLOVEMONT WAY BUNDOORA, VICTORIA 3083, AUSTRALIA
Attention	George Sarros
Service Providing Corporate	Authorized Representative:
Name	PT GRIYA MATAHARI BALI
Address	JALAN PANTAI BERAWA #122 CANGGU, BALI 80361, INDONESIA
Attention	John O’Shea

INTRODUCTION

1.
This document represents an Agreement between Indo Global Exchange(s), International Global Exchange (Aust) Ltd Pty, PT Griya Matahair Bali (please see appendix 1 for certificates of incorporation). and KINA SECURITIES LIMITED (KINA SECURITIES) for the provision of services as set out in this document.

2.	This document contains details regarding the extent and nature of the services to be provided,

OBJECTIVE

To presents the details regarding the extent, nature and conditions of the services to be provided that follow discussions between IGEX and KINA SECURITIES in November 2013.

3.	By means of the IGEX service model, to provide KINA SECURITIES referred clients with the capacity to improve revenue and profitability.

APPOINTMENT OF IGEX PTE LTD, IGEX AUS LTD, PT GRIYA MATAHARI BALI, AS SERVICE PROVIDER

Appointment

Kina Securities appoints IGEX, IGEX (AUST) and PT Griya Matahari Bali, thereafter all three referred to as IGEX and its authorized representative, John O’Shea and George Sarros to provide the following services:

To provide KINA SECURITIES referred clients with use of IGEX’s comprehensive online trading platform (IGEX Trader platform), which offers the following market access to its clients:

a)Over 30 global equity exchanges for trading in securities

b)Over 30 global equity exchanges for trading in Contracts for Difference (CFDs)

c)Over 180 currency pairs in spot (cash), forwards and options

d)Gold and silver trading in spot (cash), forwards and options

e)Global commodity futures exchanges including financial futures

f)Indices and commodity CFDs

Service Summary

Through the formal partner agreements that IGEX PTE LTD and IGEX (AUS) have with Halifax and Axitrader, which are attached in the appendix, IGEX will act as administrator, promoter, educator and integrator for all KINA SECURITIES referred clients.

IGEX will monitor any developments on the transactions that occur in the accounts of KINA SECURITIES referred clients as part of IGEX’s account management system.

The IGEX account management system will help KINA SECURITIES referred clients to monitor and control their trading accounts 24 hours a day without limits and for any kinds of technical and market analysis support.

IGEX SERVICE STRUCTURE

About Us

4.
Indo Global Exchange has established a formal partner agreement with Halifax and AxiTrader. Representatives of these entities will be considered representatives of Indo Global Exchange and any and all discussions are considered private and confidential and any Intellectual Property provided by these parties is considered property of Indo Global Exchange. Please refer to Appendix 2 A&B. (A) is Halifax Clearing and Settling Agreement (B) is Axitrader Introducing Broker  agreement

Service Summary

5.	IGEX will act as administrator, promoter, educator and integrator for all KINA SECURITIES referred clients.

6.	IGEX will monitor any developments on the transactions that occur in the accounts of KINA SECURITIES referred clients as part of IGEX’s account management system.

7.
The IGEX account management system will help KINA SECURITIES referred clients to monitor and control their trading accounts 24 hours a day without limits and for any kinds of technical and market analysis support.

The Product

8.
IGEX will provide full use by KINA SECURITIES referred clients of its Trader platform, a fully functional globally centric trading and portfolio management platform as a web based application. Features of the platform include:

a)	Access to 21 global equity exchanges
b)	Access to CFDs, currencies, gold and silver, and futures
c)	Market to market real time portfolio valuation on all assets
d)	Full transparency in account functions including cash movement

e)	Account statements in real time
f)	Full audit trail on client activity
g)	Live streaming news
h)	Full charting and technical analysis functionality
i)	Fully functional simulation platform for education purposes
j)	24 hour technical help desk
k)	Account manager for all accounts
l)	Phone access for clients
m)	On line chat facilities

Product Integration

9.
As and when required, KINA SECURITIES referred clients will have full access to the IGEX Trader simulation platform and the live IGEX Trader platform from a number of sources. These sources will be further refined and developed as required from time to time based on ongoing discussions between the parties and consideration of demographic and location factors.

10.	IGEX will also provide KINA SECURITIES referred clients with the following:

a)	A prominent banner or tile on the website home page
b)	Seminar programs introducing the services in Port Moresby
c)	Certain strategic initial offerings, which may include discounted brokerage, free software, magazine subscriptions and the like.

Seminar Programs

11.
IGEX will provide a range of seminars as required, including all speakers, content, and requisite software, with the seminars to be branded as KINA SECURITIES seminars and held at locations required by KINA SECURITIES. The seminars will be on 3 levels of competency, will be free, and may include:

a)	Introductory content to introduce the product and instruction on how to use it, as well as issuing of the simulation platform to attendees to practice on before they commit capital
b)	More advanced content focusing on capital protection and growth utilizing strategies of risk management, hedging and decision making processes for higher probability of achieving individual goals
c)	Building of individual trading plans targeted at members achieving their objectives and goals and satisfying needs
d)	Technical and fundamental analysis

12.
The seminar programs will be fully flexible and will be provided as part of IGEX’s ongoing commitment to the project to ensure that KINA SECURITIES referred clients receive the latest in technology, service and education.

Referred Client Support

13.	KINA SECURITIES referred clients will have full access to IGEX’s facilities as and when they require it, including but not limited to:

a)	24 hour technical support
b)	Personal account manager
c)	Remote phone access to staff
d)	Ability to place phone orders or amend orders
e)	Private remote chat facility
f)	Free seminar programs including webinars
g)	Free software upgrades
h)	Technical and fundamental analysis
i)	Free fully functional simulation platform
j)	Help desk for technical issues
k)	One on one platform instruction
l)	Free charting package

Referred Client Account Structure

14.
KINA SECURITIES referred clients will be contracted to Halifax under its normal contractual agreements as required under its license. All funds of KINA SECURITIES referred clients will be held in segregated trust accounts to be established at Halifax. This structure will create the following for KINA SECURITIES referred clients: Please refer to the Appendix 3 for client application forms of Halifax and Axitrader and to Appendix 4 for PDS documents of Halifax and Axitrader

a)	All compliance issues relating to advice will be assumed by IGEX Halifax and AxiTrader
b)	KINA SECURITIES will not pass its client details to any third party competition for ultimate marketing of product by the third party
c)	Halifax will assumes all “Know Your Client” criteria as detailed by ASIC and AUSTRAC in relation to the product
d)	All back and front office processing will be completed and maintained by IGEX and Halifax and AxiTrader
e)	Kina Securities, will have full access to back office functionality allowing full view of all client activities as grouped or individual
f)	Kina Securities will have full access to trade and take positions on behalf of clients with appropriate authority as required under its licenses or licenses supplied via IGEX and their partners.

15.
Benefits to KINA SECURITIES referred clients will include support, education and instruction, superior software, and capability to trade in markets other than those domiciled in Australia, all at a lesser rate than they currently pay.

Partners

16.
IGEX works with International Global Exchange (Aust) Pty Ltd, Halifax Investment Services, AxiTrader as its clearing and settling partners globally. IGEX is supported by sophisticated global trading platforms in Equities, CFDs, Derivatives, Commodities, Energies, Foreign Exchange and Options.

Governance and Transparency

17.	KINA SECURITIES referred clients will benefit from improved transparency and a number of business and member perceived valued enhancements. These will include the following:

a)	IGEX will not be a competitor in any product offered by KINA SECURITIES

b)	KINA SECURITIES will be able to move clients funds easily over international boarders.

c)	Provision of greater transparency in reporting functions

d)	KINA SECURITIES branded seminars for members

e)	Capabilities of adapting platform and service to different demographics, locations, needs and wants.

f)	Far greater take up due to focused marketing and distribution

COMMISSION & FEE STRUCTURE

18.	Setup Fee

a)	No setup fee will be charged to KINA SECURITIES as part of this agreement

19.	Ongoing Commission

a)	IGEX and KINA SECURITIES will make a commission from each trade conducted by a client

b)	The fee charged to the client is determined by KINA SECURITIES

c)	A fee will be deducted from each trade to cover exchange and settlement fees being:

i.	Trades under AUD 8,500 – AUD 18.00

ii.	Trades over AUD8,501 – AUD 12,00 + 0.07% of Trade value

d)	IGEX will then rebate 70% of the overall net commission (less exchange & settlement fee) generated by KINA SECURITIES referred clients.

e)	IGEX will offer volume discounts once trading revenues reach $25,000 per month.

f)	GST is calculated for Australian clients only and not included for international clients

g)	This is outlined by the table below:

20. IGEX will provide the following information to KINA SECURITIES for reconciliation and information purposes on a monthly basis under this option:

a)	Detailed report of newly signed and funded members including account numbers.
b)	Total funds on deposit.
c)	Reports on all individual members incorporating:
1.	commission generated
2.	trades conducted
3.	global exchange traded on
4.	amount traded
5.	products traded if other than equities
6.	date traded

21.	IGEX will rebate commission monthly in arrears on or before the 15th of each month.

EXECUTION

This is the entire Agreement of the parties and replaces any previous Agreements or discussions. Any variations to this Agreement shall be made in writing and signed by both parties.

SIGNED for and on behalf of Indo Global Exchange(s), International Global Exchange (Aust) and PT Griya Matahari Bali being signed by those persons authorized to sign:

……………………………………….                                                                ------------------------------------
Signature                                                                                                                          Signature

……………………………………….                                                                -----------------------------------
Name:     John O’Shea                                                                           Name:  George Sarros

……………………………………….                                                                ------------------------------------
Title:                                                                                                        Title:

SIGNED for and on behalf of KINA SECURITIES

being signed by those

persons authorized to sign:
……………………………………….
Signature
……………………………………….
Name:
……………………………………….
Title:

APPENDIX 5 – TERMS AND CONDITIONS

SCOPE OF THE AGREEMENT

22.
This Agreement governs the relationship between IGEX and KINA SECURITIES where KINA SECURITIES has agreed to refer prospective clients to IGEX.  For this referral KINA SECURITIES shall receive remuneration as outlined in the body of the main document.

23.
For the purposes of this Agreement the term “prospective clients” referred by KINA SECURITIES shall be individuals, corporations, or self-managed superannuation funds.  Unless otherwise stated to contrary, the general term “client” will throughout this Agreement comprise all of the mentioned prospective clients and partners.

24.	KINA SECURITIES will be acting as a referring party and will have full access to all clients and all clients’ information on the software.

25.	Kina Securities will be added to the IGEX agreements with Halifax and Axitrader as an appendix indicating that they receive remuneration on all clients referred by Kina Securities.

26.	Kina Securities will be able to disclose to their clients that they receive a fee as indicated in the agreement.

RESPONSIBILITIES OF KINA SECURITIES

27.	KINA SECURITIES shall:

a)	through its own resources present IGEX and the products of IGEX to persons or companies that in its view are prospective clients of IGEX.

b)	in any presentation KINA SECURITIES may provide standard IGEX promotional material to prospective clients as well as links to all non-client areas on IGEX’s website and software.

c)	demonstrate the IGEX Trader platform to prospective clients, including the facilitation of a trial period with the IGEX Trader simulation.

d)	not in any modified form use IGEX’s name, advertise IGEX’s services, distribute literature describing or advocating the same without the prior written consent of IGEX.

e)
under no circumstances pass on any written or verbal advice, which IGEX may give to KINA SECURITIES pursuant to any Agreement between them or distribute any other analytical or research document made by IGEX bearing any viewpoint or recommendation.

f)	maintain for the term of this Agreement all licenses, recognitions, permissions, registrations, authorizations, exemptions and membership necessary for the conduct of business.

g)
ensure that all action taken by it is in compliance with all laws or regulatory requirements that are applicable to the activities carried on by KINA SECURITIES in the jurisdictions where it operates.  This includes, but is not limited to, rules to prevent money laundering and regulatory client protection measures, regarding the right to take contact to prospective clients by paying personal visits or making unsolicited phone calls.

h)
indemnify IGEX and keep IGEX indemnified against all losses, taxes, expenses, costs and liabilities whatsoever (present, future, contingent or otherwise and including reasonable legal fees) which may be suffered or incurred by IGEX as a result of or in connection with KINA SECURITIES’s breach of the Agreement.

NON EXCLUSIVE AGREEMENT

28.	While this Agreement is in effect, KINA SECURITIES is not excluded from having similar relationships with other banks or brokers.

RESPONSIBILITES OF IGEX

29.	IGEX shall:

a)	treat prospective clients referred by KINA SECURITIES according to IGEX’s ordinary procedures for prospective clients, including but not limited to the due diligence requirements for new clients.

b)	be under no obligation whatsoever to accept as a client any person or other legal entity referred by KINA SECURITIES.

c)
indemnify KINA SECURITIES and keep KINA SECURITIES indemnified against all losses, taxes, expenses, costs and liabilities whatsoever (present, future, contingent or otherwise and including reasonable legal fees) which may be suffered or incurred by KINA SECURITIES as a result of or in connection with IGEX’s breach of the Agreement.

d)
ensure that all action taken by it is in compliance with all laws or regulatory requirements that are applicable to the activities carried on by IGEX in the jurisdictions where it operates.  This includes, but is not limited to rules to prevent money laundering and regulatory client protection measures, regarding the right to take contact to prospective clients by paying personal visits or making unsolicited phone calls.

e)
allow KINA SECURITIES reasonable access to IGEX’s records in relation to matters contemplated by this Agreement at the expense of KINA SECURITIES for the purpose of conducting an audit of the fees contemplated.

TERM & TERMINATION.

30.
The parties acknowledge that the commitment represented in this agreement is a significant change management program for current business and that each party will commit resources and provide access to the trading platform on a commission basis only.  As such, the minimum term of service for this contract is 10 years, during which time the contract can only be terminated with cause, following which the term of this agreement shall continue until terminated by either party. Either party may terminate this agreement without cause by giving the other party not less than 120 days notice in writing or less subject to negotiated agreement.

31.	KINA SECURITIES may, by notice in writing to IGEX, terminate this Agreement forthwith or at any time IGEX:

a)	has execution levied against it for an amount greater than USD 50,000; or

b)	has a provisional liquidator appointed or has a controller, receiver, receiver and manager, administrator or manager of any of its assets appointed; or

c)	becomes an externally administered body; or

d)	passes or attempts to pass a resolution for winding up; or

e)	enters into or attempts to enter into any composition or scheme of arrangement; or

f)	being a natural person shall commit an act of bankruptcy or assigns his estate to or enters into a deed of arrangement for the benefit of creditors;

g)	forthwith at any other time if IGEX or any personnel of IGEX:

(i)
acting in the discharge of its duties in the opinion of KINA SECURITIES is guilty of any fraudulent act or willful misconduct which is directly related to this Agreement or with respect to members of KINA SECURITIES.

(ii)	shall breach any of the terms of this Agreement in the opinion of KINA SECURITIES.

32.	If this Agreement is terminated under this clause:

a)
IGEX shall pay to KINA SECURITIES any part of the fees which has accrued prior to the termination that have not been paid (including any unbilled fees for services provided or reimbursable expenses); and

b)
IGEX shall provide all reasonable assistance which KINA SECURITIES considers necessary to enable the transfer of KINA SECURITIES property and all related data, documentation and records to KINA SECURITIES or a third party nominated by KINA SECURITIES at no additional charge.

33.	Termination of this Agreement is without prejudice to any rights which may have accrued to either party prior to the date of termination.

INTELLECTUAL PROPERTY

34.	The parties acknowledge that:

a)	all the right, title and interest in information created by IGEX is and will be owned by IGEX.
b)	that all right, title and interest in information created by KINA SECURITIES is and will be owned by KINA SECURITIES.
c)	Both sub clauses (a) & (b) include any content created or developed including promotional or marketing material for presentation in seminars or webinars or any other forum.
d)
The relationships, partners, products, and method of business establishment introduced to KINA SECURITIES is the sole property of IGEX, and IGEX must be utilised in accordance with this agreement if the parties named in this agreement are utilised for the purposes outlined in this Agreement.  Parties acknowledge that failure to comply with this clause will cause damage to IGEX.

CONFIDENTIALITY OF INFORMATION

35.	Acknowledgment of confidentiality

a)	KINA SECURITIES and IGEX acknowledge that all information is secret and confidential, unless otherwise notified by either party to the other.

36.	Risk in Information

a)
Risk of loss of or damage to the information passes to the other party when they receive it.  During the Term, risk of loss or damage to the Information remains with each party, unless this agreement is otherwise terminated.

37.	Obligations of confidentiality

a)	KINA SECURITIES and IGEX agree and undertake that,

i.	they must take all action necessary to maintain the confidential nature of the Information and to protect the Information from access, use, misuse, damage or destruction by any third party;

ii.	they may not disclose any Information to any person other than to its Representative who needs the Information for performing their obligations; and

iii.	they may not use or reproduce any of the Information for any purpose other than for performing their obligations under this agreement.

38.	Employee obligations

a)	KINA SECURITIES and IGEX:

i.
must use their best endeavors to ensure that their Representatives (whether or not still employed or engaged in that capacity) do not do or omit to do anything which, if done or omitted to be done by either party, would breach obligations under this agreement and

ii.
without limiting the generality of any other condition of this agreement, must ensure, if so required by either party in writing at any time, that each Representative (whether or not still employed or engaged in that capacity) enters into a written confidentiality undertaking with KINA SECURITIES or IGEX or both (as required) in the form that both parties require.

39.	Disclosure of Information

a)	Either party may disclose Information to a third party if:

i.	the disclosing party notifies the other of its reasonably held opinion that performance of its obligations under this agreement requires that disclosure, and the reasons for that opinion;

ii.	the non disclosing party gives its prior written consent to the disclosure (the consent not to be unreasonably withheld); and

iii.	that the third party executes a confidentiality agreement in a form reasonably acceptable to both parties before that disclosure.

40.	Lawful disclosure

a)	The obligations under this clause do not apply to any Information required to be disclosed by either party by the lawful compulsion of any court, tribunal, authority or regulatory body.

41.	Notification before disclosure

a)
Before either party discloses any Information, the disclosing party must provide the other party with reasonable notice to enable it to seek a protective court order or other remedy in respect of the Information, and the disclosing party must provide the non-disclosing party with all assistance and co-operation which it considers necessary to obtain that protective court order or other remedy.

42.	Return of Information

a)	KINA SECURITIES and IGEX must:

i.
notify the other immediately on the discovery of any apparent unauthorised use or disclosure of any Information and make all reasonable efforts to assist the other party to help regain possession of the Information and prevent any further unauthorised disclosure or use;

ii.
deliver to the other party or (with the consent of the other party) destroy immediately on demand all physical or written records containing or relating to or concerning the Information, including any copies then in existence, regardless of who prepared the records or documents;

iii.	expunge immediately on demand the Information from any electronic or Computer records retained by or on behalf of the other party; and

iv.	certify in writing to the other party that it has complied with its obligations under sub clauses (b) and (c) immediately after doing so.

GENERAL WARRANTIES

43.	General warranties in respect of capacity - In addition to and notwithstanding all other warranties, express or implied, in this agreement, both parties warrant (and covenant to each other) that:

a)	it is empowered by its memorandum and articles of association to enter into this agreement and to do all things required by this agreement;

b)	all things have been done or will be done to make this agreement legally enforceable according to its conditions and to be fully valid and binding on it;

c)
all authorisations by any Governmental Agency (whether in Australia or not)  required in connection with the execution and delivery of, the performance of obligations under, or the validity or enforceability of, this agreement have been obtained or effected and are or will be fully operative and in full force and effect;

44.	IGEX Warrants:

i.	it is properly licensed under all applicable laws and the rules of all relevant Asset Exchanges;

ii.	all its employees, agents and associated persons, have been and will continue to be duly recognised and licensed to perform their obligations contemplated in this agreement;

iii.	it will maintain for the term of this Agreement all licenses, recognitions, registrations, permissions, authorisations, exemptions and memberships necessary for the conduct of its business;

iv.	it is properly authorised by Saxo Bank;

v.	there is no third party interest in any of the intellectual property comprising the Trading platform;

vi.
it will provide the services contemplated by this Agreement to members of KINA SECURITIES with the skill, competence, expertise and capacity required of it under this Agreement or any applicable law (federal or state); and

vii.
IGEX Financial fully indemnifies KINA SECURITIES in respect of any direct or indirect loss, cost, damage, expense or consequence arising from a breach by it of a warranty under this Agreement; or any other wilful breach of this Agreement or unlawful acts.

RELATIONSHIP – NO AGENCY

45.	The parties agree that nothing in this Agreement constitutes:

a)	an agency;

b)	a fiduciary relationship;

c)	nor a relationship of employer and employee, or

d)	joint venture or partnership between them.

GOVERNING LAW

46.	Disputes arising out of this Agreement or its interpretation shall be submitted to and be subject to the jurisdiction of the applicable court in the state of Victoria, Australia.

DISPUTES

47.	Both parties acknowledge and agree that:

a)
Any dispute arising in connection (other than terminations of this Agreement) with this Agreement which cannot be settled by negotiations between the parties or their representatives shall be submitted to arbitration in accordance with the rules for the conduct of commercial arbitration’s for the time being of the Institute of Arbitrators Australia.  During such arbitration both parties may be legally represented.

b)	Prior to referring a matter to arbitration pursuant to the previous sub-clause, the parties shall in good faith explore the prospect of mediation.

c)	Nothing in this clause shall prevent a party from seeking urgent equitable relief before an appropriate Court; and

d)	Any arbitration conducted pursuant to this Agreement shall be held in Melbourne Victoria, Australia.

APPLICABLE TAX & GST

48.	Both parties will be responsible for their own tax liability including, withholding tax, corporate tax, payroll tax, fringe benefit tax and goods and services tax.